                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                   SUBSIDIARIES OF ART TECHNOLOGY GROUP, INC.



NAME OF ORGANIZATION                                   JURISDICTION
--------------------                                   ------------
ATG Securities Corporation                             Massachusetts
ATG Global, Inc.                                       Massachusetts
Art Technology Group B.V.                              Netherlands
Art Technology Group GmbH                              Germany
Art Technology Group (Europe) Limited                  United Kingdom
Art Technology Group Australia Pty Limited             Australia
Art Technology Group (Canada) Inc.                     Canada
Art Technology Group Canada ULC                        Canada
Art Technology Group, S.A.R.L.                         France
Art Technology Group HK Limited                        Hong Kong
Art Technology Group, KK                               Japan
ATG E-Business Solutions PTE LTD                       Singapore
Primus Knowledge Solutions, Inc.                       Washington
Primus Knowledge Solutions (UK) Limited                United Kingdom
Primus Knowledge Solutions France                      France
Amacis Group, Limited                                  Northern Ireland
Amacis, Inc.                                           Massachusetts
Amacis Ltd.                                            Northern Ireland
Amacis Trustees Ltd.                                   Northern Ireland
AnswerLogic, Inc.                                      Delaware
Broad Daylight, Inc.                                   Delaware
Imparto, Inc.                                          Delaware
2order.com, Inc.                                       Delaware